                           SECOND AMENDMENT TO OFFICE LEASE


       THIS SECOND AMENDMENT TO OFFICE LEASE (this "Agreement") is made the 30 day of August, 1998, by and between MURRAY OREGON EQUITIES, L.L.C. , an Oregon limited liability company (the "Lessor") and CORILLIAN CORPORATION, an Oregon corporation (the "Lessee").

RECITALS.

       A. Lessor entered that certain Office Lease dated March 20, 1996, with CheckFree Corporation, an Ohio corporation (the "Initial Lease"), the lessee's interest of which was assigned by Assignment of and Consent to Assignment of Lease, dated May 15, 1997, to Lessee. The Initial Lease has been amended by that certain First Amendment to Office Lease between Lessor and Lessee of even date herewith (the "First Amendment"). As used in this Agreement the term "Lease" means the Initial Lease as amended by the First Amendment. The Lease pertains to office space in a project known as the Murray Business Center (the "Project"), which space is more particularly described in the Lease. Terms with initial capitals used in this Agreement, unless otherwise defined, shall have the meanings given them in the Lease.

       B. Lessee has advised Lessor that it desires to lease certain expansion space in Building 3 of the Project consisting of approximately 8,801 useable square feet and 9,522 rentable square feet, as outlined in Exhibit A to this Agreement (the "Expansion Space") provided that Lessee can occupy the Expansion Space not later than February 1, 2000. Lessor is willing to lease the Expansion Space to Lessee on the terms and subject to the conditions set forth in the Lease, and on the further terms and subject to the further conditions set forth in this Agreement.

AGREEMENT.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree:

       1. TERM. Commencing on the date determined pursuant to this Section 1, and continuing for the remaining term of the Lease, Lessor shall lease to Lessee and Lessee shall lease from Lessor the Expansion Space. The foregoing lease of the Expansion Space shall commence, if at all, between the period of July 1, 1999 and February 1, 2000, on the date (the "Expansion Space Commencement Date") that is the thirtieth (30th) day following Lessor's written notice (the "Expansion Space Notice") to Lessee stating that the Expansion Space will be ready for occupancy by the thirtieth (30th) day following the date of such notice (which notice shall not be given before June 1, 1999, or after January 1, 2000); provided, that the Expansion Space Commencement Date shall be extended, but not beyond February 1, 1999, one day for each day after the thirtieth (30th) day following the Expansion Space Notice that Nike, Inc., the existing tenant in the Expansion Space, actually vacates the same. Lessor shall use commercially reasonable efforts to keep Lessee advised, from time to time after execution of this Agreement, concerning the date on which Lessor anticipates that the Expansion Space will be available.
If Lessor anticipates that the Expansion Space will be available for occupancy before July 1, 1999, Lessor shall so advise Lessee, and upon the parties' written agreement, the lease of the Expansion Space hereunder may commence before July 1, 1999. If for any reason Lessor has not given Lessee the Expansion Space Notice on or before January 1, 2000, or the Expansion Space Commencement Date does not occur by February 1, 1999, then this Agreement shall terminate automatically and be of no further force and effect.

       2.     RENT.  Effective upon the Expansion Space Commencement Date,
Section 3 of the Lease shall be amended to substitute the following for the corresponding portion of the table appearing therein:

                Months           Additional Minimum    Aggregate Monthly
                ------           ------------------    -----------------
                                   Monthly Rent -           Minimum
                                   ---------------          --------
                                   Expansion Space            Rent
                                   ---------------            ----
 Month in which Expansion Space
 Commencement Date occurs -48         $11,001.00           $25,345.00
                        49-60         $11,331.00           $26,105.00
                        61-72         $11,671.00           $26,889.00
                        73-84         $12,021.00           $27,695.00
                        85-96         $12,382.00           $28,526.00
                        97-108        $12,753.00           $29,381.00

The minimum monthly rent due in respect of the Expansion Space for the month in which the Expansion Space Commencement Date occurs shall be prorated (at the rate of $366.70 per day) if the Expansion Space Commencement Date occurs other than on the first day of such month.

       3. PREPAID RENT AND SECURITY DEPOSIT. Within ten (10) days following Lessee's receipt of the Expansion Space Notice, Lessee shall deliver to Lessor the sum of $22,002.00, consisting of prepayment of the first month's minimum rent for the Expansion Space, and a further security deposit of $11,001.00. Upon delivery of such sum, the term "Security Deposit" used in the Lease shall mean such $11,001.00 PLUS the $14,344.00 already held by Lessor as a security deposit thereunder, and Lessee's obligation, if any, to replenish the Security Deposit shall extend to the full $25,345.00 thereof.

       4.     PARKING.  Effective upon the Expansion Space Commencement Date,
Section 4 of the First Amendment shall be amended to substitute the number fifty-one (51) for the number thirty-four (34) each instance that it appears therein.

       5. WORK LETTER AGREEMENT. Not later than the Expansion Space Commencement Date, Lessor shall complete certain improvements to the Expansion Space consisting of the following:

              A. Lessor shall construct a doorway on the ground floor of the Project, giving access from the Expansion Space to the elevator lobby.

              B. Lessor shall paint the stairwell giving access to the Expansion Space in Lessee's choice of a standard color established for use in the Project.

Except for the improvements described in this Section 5, the Expansion Space shall be delivered to Lessee "As Is," in its condition existing on the date that Nike, Inc., vacates the same.

       6. PREMISES. Effective upon the Expansion Space Commencement Date, the term "Premises" as used in the Lease shall mean the original "Premises" as defined at Section 1 of the Lease, and the Expansion Space.

       7. RATIFICATION. Except to the extent expressly amended hereby, the Lease, and each of its terms and provisions, is hereby ratified and confirmed in all respects and shall remain in full force and effect and unmodified.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          MURRAY OREGON EQUITIES, L.L.C.,
                                          an Oregon limited liability company


                                          By:  /s/
                                             ---------------------------
                                          Title:  Member
                                          Date:  8/31/98


                                          CORILLIAN CORPORATION,
                                          an Oregon corporation


                                          By:  /s/  Ted S. Spooner
                                             ---------------------------
                                          Title:  CEO
                                          Date:  8/12/98

STATE OF      OREGON     )
                         )   ss.
COUNTY OF WASHINGTON     )

       On Aug. 12th, 1998, before me, Kyle F. Duey, a Notary Public in and for said state, personally appeared --------------- and Ted F. Spooner, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

       WITNESS my hand and official seal.

                                           /s/  Kyle F. Duey
                                          ---------------------------
                                          Notary Public in and for said State
---------------------------------------
          OFFICIAL SEAL
          KYLE F. DUEY
       NOTARY PUBLIC - OREGON
       COMMISSION NO. 051372
MY COMMISSION EXPIRES FEB. 21, 2000
---------------------------------------

STATE OF             )
                     )   ss.
COUNTY OF            )

       On ____________________, 19__, before me, ____________________, a Notary
Public in and for said state, personally appeared ____________________ and ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

       WITNESS my hand and official seal.


                                          ------------------------------------
                                          Notary Public in and for said State

                       FIRST AMENDMENT TO OFFICE LEASE


       THIS FIRST AMENDMENT TO OFFICE LEASE (this "Agreement") is made the 23 day of June, 1998, by and between MURRAY OREGON EQUITIES, L.L.C., an Oregon limited liability company (the "Lessor") and CORILLIAN CORPORATION, an Oregon corporation (thc "Lessee").

RECITALS.

       A. Commercial Real Estate Company, LLC, a Washington limited liability company and CheckFree Corporation, an Ohio corporation entered that certain Office Lease dated March 20, 1996 (the "Lease"), the lessee's interest of which was assigned by Assignment of and Consent to Assignment of Lease, dated May 15, 1997, to Lessee, and the lessor's interest of which has been assigned and transferred to Lessor. The Lease pertains to 11,350 square feet of useable, and 12,280 square feet of rentable, office space, in a project known as the Murray Business Center (the "Project"), which space is more particularly described in the Lease. Terms with initial capitals used in this Agreement, unless otherwise defined, shall have the meanings given them in the Lease.

       B. Lessee has advised Lessor that it desires to extend the term of the Lease, which currently expires February 28, 1999, for an additional period of six years. Lessor is willing to grant such extension on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree:

       1. TERM. Section 2 of the Lease is hereby amended to substitute the date, February 28, 2005, for the date February 28, 1999, appearing therein.

       2. MONTHLY MINIMUM RENT. Section 3 of the Lease is hereby amended to add, to the table appearing therein, the following:

                  Months         Monthly Minimum Rent
                  ------         --------------------
                   37-48             $14,344.00
                   49-60             $14,774.00
                   61-72             $15,218.00
                   73-84             $15,674.00
                   85-96             $16,144.00
                   97-108            $16,628.00

       3. PREPAID RENT AND SECURITY DEPOSIT. Section 4 of the Lease is hereby deleted in its entirety and the following is substituted therefor:

              "Lessee has delivered to Lessor, and Lessor currently holds, $14,344.00 which amount shall be held by Lessor under such section shall no longer be applied in payment of the last month's rent under this Lease but shall be held by Lessor as a security deposit for Lessee's due and prompt performance of each of its obligations under the Lease (the "Security Deposit"). If Lessee fails to perform any of its obligations under this Lease, then Lessor shall be entitled, without terminating this Lease and without limiting any other right it may have under this Lease or under applicable law, to apply all or any part of the Security Deposit to cure such failure or to compensate Lessor for any loss caused by Lessee's failure to perform. Following Lessor's application of the Security Deposit in accordance with the preceding sentence, Lessee shall be obligated, upon receipt of Lessor's demand therefore, to restore the Security Deposit to $14,344.00 unless such application has occurred following expiration of the term of the Lease. Upon expiration of the term of the Lease, after applying the Security Deposit in the manner permitted by this Section 4, Lessor shall refund to Lessee the Security Deposit net of such amounts that have been applied. Lessor may, upon transfer of its interest in the Lease, transfer the Security Deposit to its assignee and upon any such transfer Lessor shall be released and discharged from any further obligation or liability to Lessee with respect to the Security Deposit."

       4. PARKING. From and after the date of this Agreement, Lessee shall have the right to use up to thirty-four (34) parking spaces in the outside parking lot that forms a part of the Project, which use shall be subject to and shall comply in all respects with rules and regulations from time to time established by Lessor for the use of such lot. Lessee shall have no right in any particular parking space but rather shall the right to use up to thirty-four
(34) spaces, on a first-come-first-served basis, with others who enjoy parking privileges in the lot.

       5. WORK LETTER AGREEMENT. The Lease is hereby amended to provide that not later than commencement of the thirty-seventh (37th) month of the Lease term, Lessor shall complete certain improvements to the Premises consisting of the following:

              A. Lessor shall install one or more light fixtures in the Project stairwell that leads to the Premises, as and to the extent appropriate, in the exercise of Lessor's discretion, to reasonably enhance the lighting of such stairwell and entry.

              B. Lessor shall install carpeting in the ground-floor entryway to the Premises over the parquet flooring currently existing in that entryway.

              C. Lessor shall supply and install in the Premises an ice-maker and dishwasher, which appliances shall, upon installation, be and remain Lessor's sole property but shall be available for use by Lessee during the term of this Lease.

Lessor shall perform the work under this Section 5 during normal business hours following reasonable advance notice to Lessee. Except as set forth in this
Section 5, the Premises shall be delivered to Lessee "As Is" at commencement of the thirty-seventh month of the Lease term, in its condition existing at that time.

       6. ASSIGNMENT AND SUBLETTING. Section 13 of the Lease is hereby amended as set forth in this Section 6. In connection with requesting Lessor's consent to an assignment or subletting of all or any part of the Premises, Lessee shall deliver to Lessor a statement setting forth the proposed terms of the subletting or assignment, together with such background information concerning the proposed assignee or subtenant as Lessor may reasonably request (which information shall include, at a minimum, the name and state of organization of the proposed subtenant or assignee, the name of the executive officers or managers of the proposed subtenant or assignee, a description of the business in which the proposed subtenant or assignee is engaged and will engage in at the Premises, and financial statements for the proposed subtenant or assignee for the prior two fiscal years consisting, at a minimum, of a balance sheet and statements of profit and loss). Lessor's 20-day period under Section 13 of the Lease, to consent to such subletting or assignment, or to recapture the portion of the Premises proposed to be sublet or assigned, shall commence only when all of the foregoing information has been provided. If Lessor does not elect to recapture the Premises (or applicable portion thereof) in accordance with its rights under Section 13, as amended hereby, then Lessor shall not unreasonably withhold its consent to the proposed subletting or assignment. To the extent that any subletting or assignment permitted to be made under Section 13, as amended hereby, results in the payment to Lessee of any amount that exceeds Lessee's obligation of payment to Lessor under the Lease, then Lessee shall pay one-half of such excess, upon receipt, to Lessor as additional rent under the Lease. Notwithstanding any provision of Section 13 seemingly to the contrary, in no event shall Lessee (a) advertise the Premises or any part thereof for subletting or assignment at a rental rate that is lower than the rental rates then being charged in the Project for comparable space,
(b) assign the Lease or sublease the Premises, or any portion thereof, to another tenant in the Project, or (c) assign the Lease or sublet the Premises, or any portion thereof, to any third party with whom Lessor has, within the twelve (12) months preceding such assignment or subletting, negotiated concerning a lease in the Project. If Lessor exercises its right under Section 13, as amended hereby, to recapture the Premises, or the portion thereof that Lessee proposes to sublease or assign, Lessee shall pay Lessor's managing agent, at the effective date of such recapture by Lessor, a leasing commission for two and one-half percent (2.5%) of the aggregate minimum annual rent payable in respect of such space during the remaining Lease term.

       7. RATIFICATION. Except to the extent expressly amended hereby, the Lease, and each of its terms and provisions, is hereby ratified and confirmed in all respects and shall remain in full force and effect and unmodified.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       MURRAY OREGON EQUITIES, L.L.C.,
                                       an Oregon limited liability company


                                       By: /s/
                                          ---------------------------
                                       Title:  Member
                                             ------------------------
                                       Date:  June 23, 1998
                                             ------------------------


                                       CORILLIAN CORPORATION,
                                       an Oregon corporation


                                       By:      /s/  Ted F. Spooner
                                          ---------------------------
                                       Title:  Chairman
                                             ------------------------
                                       Date:  June 11, 1998
                                             ------------------------


STATE OF OREGON     )
                    )   ss.
COUNTY OF WASHINGTON)

       On June 11, 1998, before me, Veasna Sea, a Notary Public in and for said state, personally appeared Theodore Spooner and ________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

       WITNESS my hand and official seal.

                                           /s/  Veasna Sea
                                        ------------------------------------
                                        Notary Public in and for said State

      ------------------------------------
                 OFFICIAL SEAL
                  VEASNA SEA
            NOTARY PUBLIC - OREGON
             COMMISSION NO. 309008
       MY COMMISSION EXPIRES FEB. 1, 2002
      ------------------------------------

                   ASSIGNMENT OF AND CONSENT TO ASSIGNMENT OF LEASE

This Assignment of and Consent to Assignment of Lease is made on this 15 day of May, 1997, between COMMERCIAL REAL ESTATE COMPANY, LLC, ("Lessor"), whose address is 1001 Fourth Avenue, Suite 4700, Seattle, Washington 98154, and CHECKFREE CORPORATION, whose address is 3601 SW Murray Boulevard, Suite 300, Beaverton, OR 97005, ("Assignor") and CORILLIAN CORPORATION, whose address is 3601 SW Murray Boulevard, Suite 300, Beaverton, OR 97005 ("Assignee"), who agree as follows:

1. RECITALS. This Assignment of Lease is made with reference to the following facts and objectives:

       a. Lessor and Assignor, as Lessee, entered into a written Lease dated March 20, 1996, (the "Lease"), in which Lessor leased to Assignor and Assignor leased from Lessor Premises located in the city of Beaverton, County of Washington, Oregon, commonly known as 3601 SW Murray Boulevard, Suite 300, Beaverton, OR 97005.

       b. Assignor desires to assign all of its right, title and interest in the Lease to Assignee ("Assignment").

       c. Lessor shall consent to the proposed Assignment on the conditions set forth in this Assignment.

2. EFFECTIVE DATE OF ASSIGNMENT. The Assignment in this Agreement shall take effect on May 15, 1997, and Assignor shall give possession of the Premises to Assignee on that date.

3. ASSIGNMENT AND ASSUMPTION. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease, and Assignee accepts the Assignment and assumes and agrees to perform, from the date the Assignment becomes effective, as a direct obligation to Lessor, all of the provisions of the Lease.

4. LESSOR'S CONSENT. Lessor consents to the Assignment without waiver of the restrictions in the Lease concerning further assignment or subleasing.

5. ASSIGNOR'S LIABILITY. Assignor shall remain primarily liable for the performance of the provisions and obligations under the Lease, including without limitation all obligations existing as of the date of this Agreement. Anything in this agreement to the contrary notwithstanding, Assignor's obligations under the Lease remain as a direct obligation of Assignor to Lessor. Lessor's willingness to accept performance by Assignee of Assignor's obligations does not affect the direct obligation of Assignor to Lessor. Upon a default by Lessee, Lessor may file suit directly against Assignor whether or not Lessor is enforcing its remedies against Assignee.

6. ASSIGNEE TO HOLD ASSIGNOR HARMLESS. If Assignee defaults under the Lease, Assignee shall indemnify and hold Assignor harmless from all damages, including reasonable attorney's fees and costs of suit, at trial and on appeal, resulting from the default. If Assignee defaults in its obligations under the Lease and Assignor pays rent to Lessor or fulfills any of Assignee's other obligations in order to prevent Assignee from being in default, Assignee immediately shall reimburse Assignor for the amount of rent or costs incurred by Assignor in fulfilling Assignee's obligations under the Assignment of Lease, together with interest on those sums at the rate provided for in the Lease for interest on late payments.

7. DEFAULT OF LEASE: NOTICE TO ASSIGNOR. Lessor will send any notice of default to both Assignor and Assignee.

8. PREPAID RENT: SECURITY DEPOSIT AND LAST MONTH'S RENT. The parties acknowledge that Lessor now holds the sum of $14,344.00, of which $0 is a security deposit and $14,344.00 is to be applied to last month's rent, subject to the provisions of the Lease. Assignor releases all claims to that sum, and the sum shall be held by Lessor for the benefit of Assignee, subject to the provisions of the Lease.

9. AMENDMENT OF LEASE. Lessor and Assignee shall not enter into any agreement that amends the material items and obligations pursuant to the Lease without notice to Assignor. If Lessor and Assignee amend the Lease and Lessor fails to give notice to Assignor, such failure shall not release Assignor from its obligation on any unamended portions of the Lease. In such event Assignor will remain liable under the Lease and this Agreement as if such amendment had not been made.

10.    MISCELLANEOUS.

       a. ATTORNEYS' FEES. If any party commences an action against any of the other parties arising out of or in connection with this Assignment of Lease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorney's fees and costs of suit, at trial or on appeal.

       b. NOTICE. Any notice, demand, request, consent, approval or communication that any party desires or is required to give to any other party or any other person shall be given in the manner provided for notices in the Lease at the address set forth in the introductory paragraph of this Assignment. Either party may change its address by notifying the other party of the change of address in writing.

       c. SUCCESSORS. This Assignment shall be binding on and inure to the benefit of the parties and their successors.


 LESSOR:


        /s/ Larry Benaroya                      7/9/97
----------------------------------     -----------------------------------
By:   Larry Benaroya                                   Date
Its:  Manager


ASSIGNOR:
CHECKFREE CORPORATION


        /s/ Kenneth J. Benvenuto                6/21/97
----------------------------------     -----------------------------------
By:   Kenneth J. Benvenuto             Date
Its:  Executive Vice President-Retail
     Financial Services

ASSIGNEE:
CORILLIAN CORPORATION


       /s/ Ted F. Spooner                      6/11/97
----------------------------------     -----------------------------------
By:   Ted F. Spooner                   Date
Its:  President

STATE OF WASHINGTON         )
                            )   ss.
COUNTY OF KING              )

       I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the President of Commercial Real Estate Company, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                /s/ Joseph Alhadeff
 [Notarial Seal]                         -----------------------------------
                                         Notary Public in and for the
                                         State of      Washington
                                                 ---------------------------
                                         residing at   Seattle
                                                    ------------------------
                                         Commission expires      3/1/99
                                                           -----------------
                                         Print Name    Joseph S. Alhadeff
                                                   -------------------------

STATE OF      OHIO          )
         -------------------)   ss.
COUNTY OF     FRANKLIN      )
          ------------------

       I certify that I know or have satisfactory evidence that Kenneth J. Benevenuto is the person who appeared before me, a Notary Public in and for the State of Ohio duly commissioned and sworn, and acknowledged that he/she is the Executive Vice President-Retail Financial Services of CheckFree Corporation, a Delaware corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                         /s/ Robert J. Tannous
                                         -----------------------------------
                                         Notary Public in and for the
                                         State of      Ohio
                                                 ---------------------------
                                         residing at
                                                    ------------------------
                                         Commission expires   My commission
                                                           -----------------
                                         has no expiration date
                                         -----------------------------------
                                         Print Name    Robert J. Tannous.
                                                   -------------------------
                                         Attorney at Law
                                         -----------------------------------
                                         [Notarial Seal]

STATE OF      OREGON        )                    [Notarial Seal]
          ------------------)   ss.
COUNTY OF     WASHINGTON    )
            ----------------

       I certify that I know or have satisfactory evidence that Ted F. Spooner is the person who appeared before me, a Notary Public in and for the State of Oregon duly commissioned and sworn, and acknowledged that he/she is the President of Corillian, a corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                       /s/ Judith D. Agee
                                   -----------------------------------------
                                   Notary Public in and for the
                                   State of      Oregon
                                           ---------------------------------
                                   residing at   20824 NW Swire in Beaverton
                                              ------------------------------
                                   Commission expires          6/19/98
                                                     -----------------------
                                   Print Name    Judith D. Agee
                                             -------------------------------

                                   OFFICE LEASE

THIS LEASE AGREEMENT made this 20 day of March, 1996, by and between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation, (the "Lessee").

1. PREMISES. Lessor does hereby lease to Lessee those certain premises, to wit: approximately 11,350 square feet of office space in Building 3, Third Floor, as outlined on Exhibit A attached hereto (hereinafter called "Premises") being situated within the Project known as the Murray Business Center. See Legal Description attached as Exhibit B.

2. TERM. This Lease shall be for a term of three (3) years and zero (0) months commencing March 1, 1996 (the "Commencement Date") and terminating February 28, 1999.

3. MONTHLY MINIMUM RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, Monthly Minimum Rent in the following amounts according to the schedule below and Additional Rent, as provided in Section 10, in advance without offset or deduction, on or before the first (1st) day of each month of the Lease term:

                       Months                    Monthly Minimum Rent
                       ------                    --------------------
                        1-8                       $ 7,458.00
                        9-12                      $10,430.00
                       13-24                      $12,117.00
                       25-36                      $14,344.00

4. PRE PAID RENT DEPOSIT. Lessee has deposited with Lessor on the date hereof Nineteen Thousand Six Hundred Seventy and No/100 Dollars ($19,670.00) of which $6,412.00 is to be applied to Monthly Minimum Rent for the first month of the Lease and $13,258.00 is to be applied to Monthly Minimum Rent for the last month of the Lease Term.

5.     EXHIBITS:  The following exhibits or riders are made a part of this
       Lease:

       Exhibit         A - Floor Plan of Premises
       Exhibit         B - Legal Description
       Exhibit         C - Rules and Regulations
       Exhibit         D - Standards for Utilities and Services
       Exhibit         E - Riders to Lease
       Exhibit         F - Floor Plan of Right of First Offer Space
       Exhibit         G - Work Letter Agreement
       Exhibit         H - Space Plan of Premises

6. USE. Lessee shall use the Premises for the purposes of general office and for no other purposes, without the prior written consent of Lessor, and shall comply with all governmental laws, ordinances, regulations, orders and directives and insurance requirements applicable to Lessee's use of the Premises. Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used in such a manner or for any purpose which would increase the cost of insurance coverage's upon the Premises, the building or the contents thereof.

7 RULES AND REGULATIONS. Lessee agrees to comply with the Rules and Regulations attached hereto as Exhibit C, as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management, good order and safety of common areas, the building and its Lessee(s). Lessee shall be responsible for the compliance with such rules and regulations by its employees, agents and invitees. Lessor's failure to enforce any of such rules and regulations against Lessee or any other Lessee shall not be deemed to be a waiver of same.

8.     MAINTENANCE AND REPAIRS.

              a. LESSEE OBLIGATIONS. By entry hereunder, Lessee accepts the Premises as being in good and sanitary order, condition and repair. Lessee shall, at its expense, keep, maintain and preserve the Premises in first class condition and repair, and shall make all repairs to the Premises and every part thereof. Lessee shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Lessor in the same condition as when received, usual and ordinary wear and tear excepted. Lessee shall not alter, remodel, improve, repair, decorate or paint the Premises or any part thereof without first obtaining the prior written permission of Lessor.

              b. LESSOR OBLIGATIONS. Notwithstanding Section 8a, Lessor shall repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems furnished by Lessor; the costs of the foregoing shall be Operating Expenses, unless such maintenance and repairs are caused by the act, neglect or omission of Lessee, its agents, servants, employees or invitees, in which case Lessee shall pay to Lessor, as additional rent, the cost of such maintenance and repairs. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Lessee. There shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee waives the right, if any, to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect.

9. UTILITIES AND FEES. It is Lessor's policy that utilities and services be furnished as set forth in Exhibit D hereto. Lessor's failure to furnish any of such items shall not result in any liability to Lessor, Lessee shall not be entitled to any abatement or reduction of rent by reason of such failure, and no eviction of Lessee shall result from such failure. If Lessee uses more water or electrical power than is considered reasonable or normal by Lessor, Lessor may at its option require Lessee to pay, as additional rent, the cost, as fairly determined by Lessor, incurred by such extraordinary usage. In addition, Lessor may install separate meter(s) for the Premises, at Lessee's sole expense, and Lessee thereafter shall pay all charges so metered. Alternatively, Lessee may utilize a portion of the Lessee Improvement Allowance to pay for the cost of the installation of such separate meter(s).

10. ADDITIONAL RENT AND MONTHLY OPERATING EXPENSE ADJUSTMENTS. For each calendar year during this Lease, or portion thereof, Lessee shall pay as Additional Rent its pro rata share of the amount by which Operating Expenses for each year exceed $4.30 per square foot. Lessor shall estimate, from time to time, Lessee's payment amount. This estimated amount shall be divided into equal monthly installments, one payable with each installment of the Monthly Minimum Rent. As soon as practical following each calendar year, Lessor shall prepare an accounting of actual Operating Expenses incurred during the prior calendar year and such accounting shall reflect Lessee's Percentage. If the Additional Rent paid by Lessee under this Section 10 during the preceding calendar year was less than the actual amount of Lessee's Percentage of Operating Expenses, Lessor shall notify Lessee and Lessee shall pay such amount to Lessor within fifteen (15) days of receipt of such notice. Lessee shall have fifteen (15) days from receipt of such notice to contest the amount due; failure to so notify Lessor shall represent final determination of Lessee's share of Operating Expenses.
       If Lessee's payments were greater than the actual amount due, then such overpayment shall be credited to Lessor to all present rent next due under this Section 10.

       For the purposes of this Paragraph 10, "Operating Expenses" shall include, but not be limited to:

       a) Real Estate taxes and assessments, all costs of management, operation and maintenance of the Premises, the building and the Land, including without limitation the following: wages and salaries of employees; janitorial, cleaning, maintenance, and other services; electricity, water, waste disposal and other utilities; heating, ventilating and air conditioning; materials and supplies; painting, repairs and other maintenance; insurance; all real and personal property taxes, assessments, and charges levied upon or with respect to the Land, the Building or Lessor's interest in the same; and depreciation on personal property, Management fees; expenses incurred to operate an on site management office; association dues directly attributable to the management of the property. Expenses shall not include depreciation on the Building; costs of tenants' improvements; real estate brokers' commissions; or capital items except that Expenses shall include the cost of any capital improvements made after completion of the Building as a labor-saving device or to effect other economies in the operation or maintenance of the building or made after the date of this Lease that are required under any governmental law or regulation, such costs to be amortized over such reasonable period as Lessor shall determine, together with interest at a rate equal to the rate of interest publicly announced from time to time by Seattle First National Bank of Washington, Seattle, Washington, as its "prime interest rate" plus two percent (2%) per annum or such higher rate as may be paid by Lessor on funds borrowed for the purpose of constructing such capital improvements.

       Even after this Lease has expired or been terminated, when final determination is made of Lessee's Percentage of Operating Expenses for the year in which this Lease expires or terminates, Lessee shall immediately pay any shortfall due. Conversely, any overpayment made shall be rebated by Lessor to Lessee, unless Lessee at that time is indebted to Lessor.

11.    LESSOR'S RESERVATIONS.  Lessor reserves the right without liability to
       Lessee: (a) to inspect the Premises, to show them to prospective Lessees, and if they are vacated, to prepare them for reoccupancy; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises; (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the building, and for such purposes to enter upon the Premises and during the continuance of any work, to close common areas and to interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or building.

12. POSSESSION. If Lessor does not deliver possession of the Premises at the Commencement Date of the term of this Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within ninety (90) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and Lessee shall not be liable for any rent until such time as Lessor delivers possession. A delay of possession shall not extend the termination date. If Lessor offers possession of the Premises or any portion thereof prior to the Commencement Date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein during such period of early possession including the payment of rent which shall be pro-rated accordingly and for the number of days of such early possession.

13. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet to occupy or use the Premises without Lessor's prior written consent. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Lessee within twenty (20) days after receipt of Lessee's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Lessee's request hereunder. In the event that Lessor shall not elect to recapture and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed One Thousand and No/100 Dollars ($1,000.00) to reimburse Lessor for processing costs incurred in connection with such consent. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease.
       Any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee shall be deemed an assignment.

14. ALTERATIONS. After obtaining the prior written consent of Lessor, Lessee may make minor alterations, additions and improvements in said Premises (so long as such alterations, additions or improvements are not visible from the exterior of the Premises) at its sole cost and expense. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures unless excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises; provided however, upon Lessor's request, Lessee shall promptly remove those additions, alterations, or improvements as may be specified by Lessor, and repair and restore the Premises to its original condition at Lessee's sole cost and expense.

15. LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the Premises. Lessee shall provide, at Lessee's own cost, a waiver of lien signed by any party (including the Lessee) who commences to perform work, furnish materials, or supply equipment to the Premises. Lessor does not authorize or consent to the performance of any work, furnishing of material or supply of equipment incurred by or on behalf of Lessee prior to Lessee providing Lessor with the signed waiver of lien referred to above. Lessor may require, at Lessee's sole cost and expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

16. SIGNS. All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair any damages caused by such removal.

17.    INSURANCE.

       A. Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

                            (i) Commercial general liability insurance, including products, completed operations coverage and auto liability insurance covering Lessee's operations and the Premises including but not limited to coverage for personal injuries with limits of not less than $1,000,000 combined single limit for death, personal injury, and property damage, per occurrence, including Lessor as an additional insured. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease and a copy of said endorsement will be delivered to Lessor prior to commencement of the Term.

                            (ii) Special cause of loss or "all risk" perils and sprinkler leakage property insurance upon all alterations on the Premises and upon Lessee's property, including but not limited to Fire and Extended Coverage, Vandalism and Malicious Mischief, in the amount of one hundred percent (100%) full replacement cost, including Lessor as an additional insured, as its interests may appear, with a loss payable clause in favor of Lessor to the extent of Lessor's interest in property damaged, except to the extent proceeds are required to be paid to holders of mortgages or trust deeds.

       B. Each policy provided by Lessee shall expressly provide that it shall not be subject to cancellation or material change without at least thirty (30) days prior written notice to Lessor. Lessee shall furnish Lessor, prior to commencement of the Term, with insurance certificates and, upon request, copies of such policies required to be maintained hereunder.

18.    INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE BY LESSEE.

       A. Lessee assumes all liability for and shall indemnify, hold harmless and defend Lessor from and against all loss, damage or expense which the Lessor may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessor, employees of Lessee or its affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of Lessor during the Term, due to or arising in any manner from:

                                   (i)    The acts or negligence of Lessee or
                            any contractor, subcontractor, or agent of Lessee or their respective employees;

                                   (ii) The condition, use or operation of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees, regardless of whether or not furnished by Lessor under this Lease or otherwise;

                                   (iii)  Any damage or injury to persons or
                            property arising out of Lessee's breach or this Lease, including, but not limited to, obligations of Lessee under Section 8, Maintenance and Repairs.

       B. Lessor shall have no liability to Lessee as a result of loss or damage to Lessee's property or for death or bodily injury caused by the acts or omissions of other tenants in the project or by third parties (including criminal acts).

       C. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section 18 shall survive any termination of this Lease.

       D. Notwithstanding the preceding provisions of this Section 18, Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to perils insured against, whether due to the negligence of either party, their agents, employees, contractors, invitees or otherwise.

19. DAMAGE OR DESTRUCTION. If the Premises or the building in which the Premises are located shall be damaged or destroyed by fire or other casualty, Lessor shall have the Option either (a) to repair or rebuild within one hundred twenty (120) days, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be completed within one hundred twenty (120) days from date of notice, Lessee may cancel this Lease at its option on thirty (30) days notice. During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

20. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, then the term of this Lease shall cease as of the date possession is taken by such public authority. If only part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. If any part of the building other than the Premises shall be so taken so as to render in Lessor's opinion the termination of this Lease beneficial to the remaining portion of the building, Lessor shall have the right within sixty (60) days of said taking to terminate this Lease upon thirty (30) days written notice to Lessee. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the land and buildings. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

21. INSOLVENCY. If Lessee shall be declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of said Premises, without, however, terminating Lessee's obligations under this Lease.

22. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof, and if Lessee has not remedied such breach within three
       (3) days after written notice thereof from Lessor if the breach is non-payment of rent or other charges, or within ten (10) days after written notice thereof from Lessor in the event of the breach of any other covenant, then Lessor may, at its option, without further notice or demand:

       (a) Cure such breach for the account and at the expense of Lessee and such expense shall be deemed additional rent due on the first of the following month; or

       (b) Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and (1) terminate this Lease, or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent for Lessee, upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized tenant improvements and commissions, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession, Lessor has the right to recover from Lessee: (1) The worth of the unpaid rent that had been earned at the time of such termination;
              (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Lessor. "The Worth," as used in Section (1) of this paragraph 22(b) is to be allowing interest at 18% per year. "The Worth" as used for Section2) of this paragraph 22(b) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease.

23. REMOVAL OF PROPERTY. Any property of Lessee removed by Lessor in accordance with Section 22 above may be stored by Lessor or may be deposited on any area adjacent to the building at the sole risk and expense of Lessee and without any further responsibility of Lessor, and Lessor may at its sole discretion without removing said property or after removing said property, without obligation to do so and without notice to Lessee, sell or dispose of the same at public or private sale for the account of Lessee, in which event the proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided.

24. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal. Any action relating to this Lease shall be brought in the County in which the Premises are located or, at Lessor's election, in King County, Washington.

25. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance endorsement approved for use in the state in which the Premises are situated which occurs in, on or about the Premises, whether due to the negligence of either party, their agents, employees or otherwise.

26. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect preceding such expiration times 150%.

27.    SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.

       A. SUBORDINATION NOTICE TO MORTGAGEE. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Lessee is not in default at such time.

       B. LESSEE'S CERTIFICATE. Lessee shall at any time and from time to time upon not less than three (3) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises of which the Premises are a part.

       C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered mail, with a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional times as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

28. SURRENDER OF POSSESSION. Lessee shall, prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property which Lessee is entitled to remove and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Sections 12 and 14 above, and shall repair or pay for all damage to the Premises caused by such removal. All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance or credit to Lessee. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee took possession, except for reasonable wear and tear as determined by Lessor.

29. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the third (3rd) day following the date upon which such amount is due and payable, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due or date of invoice, whichever is earlier, until paid.

30. NOTICE. Any notice required to be given by either party to the other pursuant to the provisions of this Lease or any law, present or future, shall be in writing, and shall be deemed to have been dully given or sent if either delivered personally or deposited in the United States Mail, postage prepaid, registered or certified, addressed to the Lessor at the address specified for the payment of rent under paragraph 3 of this Lease or to Lessee at the Premises or to such other address as either party may designate to the other in writing from time to time:

              CheckFree Corporation              Commercial Real Estate Company, L.L.C.
              8275 N. High St.                   1001 4th Avenue, Suite 4700


                                     Page 9


              Columbus, OH 43235                 Seattle, WA 98154
              William C. Buckham, Gen. Counsel   (206) 343-4750

31. NO WAIVER OR COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

32. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. Lessor shall have the full right to assign this Lease, without any notice to Lessee, thereby relieving Lessor from all and any liabilities; provided however, that the assignee assumes all Lessor's responsibilities as set forth in this Lease.

34.    ENVIRONMENTAL, EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE:

       a. EMISSIONS. Lessee shall not (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; nor (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises.

       b. STORAGE. If, with or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

       c. DISPOSAL OF WASTE. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity.
              Lessee shall not cause any obstruction in the sewage disposal system.

       d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

       e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

       f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Lessor named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief;
              (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief;
              (iii) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.

       g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Lessor. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

       35. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing executed by the parties.


LESSOR:

COMMERCIAL REAL ESTATE COMPANY, L.L.C.

       By:__________________________
            Larry R. Benaroya

       Its:   Manager

       Date:________________________

LESSEE:

CHECKFREE CORPORATION

       By:    /s/ Robert E. Bowers
          --------------------------

       Its:   CFO

       Date:  3-20-96

STATE OF WASHINGTON         )
                            ) ss.
COUNTY OF KING              )

       I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of COMMERCIAL REAL ESTATE COMPANY, L.L.C., a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                  ______________________________________________
                                  Notary Public in and for the
                                  State of _____________________________________
                                  residing at __________________________________
                                  Commission expires ___________________________
                                  Print Name ___________________________________

STATE OF GEORGIA            )
                            ) ss.
COUNTY OF GWINNETT          )

       I certify that I know or have satisfactory evidence that Robert E. Bowers is the person who appeared before me, a Notary Public in and for the State of Georgia duly commissioned and sworn, and acknowledged that he/she is the Vice President of CHECKFREE CORPORATION, an Ohio corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                                 [notarial seal]

                                     /s/ Jeannine Flannigan
                                  ----------------------------------------------
                                  Notary Public in and for the
                                  State of Georgia
                                  residing at 312 Nalley Dr. Stone Mtn. GA 30087 Commission expires May 25, 199[?]
                                  Print Name Jeannine Flannigan

                                      EXHIBIT A

                               FLOOR PLAN OF PREMISES

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation (the "Lessee").

The Premises of approximately 11,350 Square Feet as outlined below. Lessee and Lessor acknowledge the approximate nature of this Square Foot Calculation.

                                [FLOOR PLAN GRAPHIC]


                      MURRAY BUSINESS CENTER - Third Floor Plan

                                     EXHIBIT B

                                 LEGAL DESCRIPTION

                            Description of the Property
                   Murray Business Center, Beaverton Oregon 97005

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation, (the "Lessee").

LEGAL DESCRIPTION:

A portion of the Southeast one-quarter of Section 8, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Beaverton, County of Washington and State of Oregon, said portion being more particularly described as follows:

Beginning at a point in the South right of way line of S.W. Millikan Way which point bears South 03DEG. 40'01" East 12.94 feet from the Washington County Surveyor's Monument at the Southwest corner of the George W. Elliot Donation Land Claim No. 42, and running thence South 69DEG. 42'36" East, along said right of way line, 1055.83 feet to the intersection with the West right of way line of S.W. Murray Blvd., (County road No. 2065); thence 34.19 feet along the arc of a 1864.86 foot radius non-tangent curve to the right (the long chord of which bears South 08DEG. 13'43" East 34.19 feet): thence continuing along said West right of way line along a 45.00 foot Westerly offset to a 500.00 foot center line spiral curve to the right (center line data - S = 7DEG. 30'00" o= 0.06) the offset chord bears South 02DEG. 42'30" East 493.71 feet; thence South 00DEG. 12'12" East 132.15 feet; thence North 85DEG. 41'39" West 555.91 feet; thence North 04DEG. 12'38" East 56.73 feet; thence North 68DEG. 45'17" West 241.94 feet; thence North 65DEG. 55'12" West
88.76 feet: thence North 68DEG. 45'30" West 13.88 feet; thence North 68DEG. 45'12" West 161.51 feet; thence North 73DEG. 25' 54" West 21.94 feet; thence North 74DEG. 47'12" West 22.07 feet; thence South 89DEG. 41'24" West 129.96 feet; thence South 89DEG. 30'48" West 78.83 feet, more or less, to the most Easterly Southeast corner of that tract conveyed to the Oregon Railway Company by Deed recorded in Book 540, Page 617, Deed Records of said County; thence North 19DEG. 03'26" East, along the East line of said railway tract,
782.94 feet to the point of beginning.

TOGETHER WITH an easement for sanitary sewer specifically set out on Page 909 and water lines specifically set out on Pages 907 and 908 in that certain Memorandum of Lease recorded December 6, 1971 in Book 845, Pages 895 through 912, Deed Records of Washington County Oregon.

ALSO TOGETHER WITH an easement for sewer lines as set forth in that certain easement recorded February 17, 1981 as Recorder's Fee No. 81005476, Deed Records of Washington County.

                                     EXHIBIT C

                               RULES AND REGULATIONS

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation, (the "Lessee").

1. Any directory provided by Lessor for the building will be for the display of the name and location of tenants, and Lessor reserves the right to exclude any other names.

2. Lessee shall not place any new or re-key any existing locks on any doors of the Premises, or change any plumbing or wiring without the prior written consent of Lessor. All keys shall be obtained from Lessor and Lessee shall not, from any other source, duplicate keys. Lessee, upon termination of the tenancy, shall deliver to Lessor all keys which have been furnished, or shall pay Lessor the cost of changing the lock(s) opened by any lost key(s) if Lessor deems it necessary to make such change. Lessor, its employees and agents may retain a passkey to the Premises.

3. The common area sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used for any purpose, including storage or placement of trash, other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business, unless such persons are engaged in illegal activities, intoxicated or violate any of these Rules and Regulations. Lessee, Lessee's employees or invitees shall not go upon the roof of the Building.

4. Lessee shall not make or permit any use of the Premises which may emit noise, odor or vibrations from the Premises which are objectionable to Lessor or other occupants of the Building. Lessee shall not use or permit any part of its Premises to be used for lodging or sleeping.

5. The toilet rooms, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

6. Lessee shall not use or keep in the Premises or the building, any kerosene, gasoline or flammable or combustible fluid or materials, or use any method of heating or air conditioning other than supplied by Lessor.

7. Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or disturb or interfere with the rights of other tenants of the Building. Lessee shall not solicit or canvass any occupant of the building.

8. Lessee shall not commit or permit to be committed any waste, damage or injury to the Premises or other Premises within the Building, or common areas within and adjoining the Building. Such waste, damage or injury shall be repaired at Lessee's sole cost and expense.

9. Lessee shall not waste electricity or water and agrees to cooperate fully with Lessor to assure the most effective and economical use of utility services provided to the Building by Lessor.

10. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in emergency, i.e., fire, break-in, vandalism, etc. If Lessor shall deem it necessary to respond to such emergency in Lessee's behalf, Lessee shall pay all costs incurred for services ordered by Lessor to secure or otherwise protect the Premises and the contents thereof, including a premium charge for any time spent by Lessor's employees in responding to such emergency.

11. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee's employees leave the Premises, and that all electricity shall be shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by Lessor, other tenants, or occupants of the Building.

12. Lessee shall not place upon or install on, or beside, the windows, walls or exterior doors of the Premises or any part of the Premises visible from the exterior of the Premises any object including without limitation signs, symbols, canopies, awnings, window coverings or other advertising or decorative material, without obtaining the prior written consent of Lessor.

13. Lessee shall not overload the floor of the Premises or mark, drive nails, screw, or drill into the partitions, woodwork or plaster, or in any way deface the Premises or any part thereof. Lessee shall not bore holes, cut or string wires, or lay floor tile, carpet or other floor covering in or around the Premises in any manner except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

14. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

15. Lessee agrees that is shall comply with all fire, life safety, security and other regulatory policies and procedures that may be issued from time to time by Lessor.

16. Without the written consent of Lessor, Lessee shall not use the name of the building in connection with or in promoting or advertising the business of Lessee, except as Lessee's address.

17. No furniture, freight, or equipment of any kind shall be brought into the Building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the right, size and position of all safes and other heavy equipment brought into the Building. Flooring under safes or other heavy objects must be reinforced or a means of proper weight distribution provided, at Lessee's sole expense, if, in the opinion of the Lessor, such precautions are necessary. Any damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the sole expense of Lessee. There shall not be used in any space, or in the public halls of the Building, either by Lessee or others, any pallet jacks or hand trucks, except those equipped with rubber tires and side guards.

18. Lessee shall not employ or permit access to any person(s) for the purpose of cleaning the Premises unless otherwise agreed to by Lessor. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of Lessee by the janitor or any other employee or any other person.

19. Lessor reserves the right, by written notice to Lessee, to rescind, substitute, alter or waive any rule or regulation at any time prescribed for the building when, in Lessor's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

                                     EXHIBIT D

                        STANDARDS FOR UTILITIES AND SERVICES

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation, (the "Lessee").

       The following Standards for Utilities and Services are in effect. Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto.

1.     Non-attended automatic elevator facilities.

2. Monday through Friday, except holidays, from 8 a.m. to 6 p.m (and other times for the sum of $20.00 per hour), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Lessor it may be required for the comfortable occupancy of the Premises. Lessee agrees to cooperate fully at all times with Lessor, and to abide by all reasonable regulations and requirements which Lessor may prescribe for the proper function and protection of said air conditioning system. Lessee agrees not to connect any apparatus, device, conduit or pipe to the building chilled and hot water air conditioning supply lines. Lessee further agrees that neither Lessee nor its, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Lessee if the need for maintenance work results from either Lessee's adjustment of room thermostats or Lessee's failure to comply with its obligations under this section. Such work shall be charged at hourly rates equal to then-current journeymen's wages to air conditioning mechanics.

3. During the usual business hours on business days, electric current as required by the building standard office lighting and fractional horsepower office business machines in an amount not to exceed 3.5 watts per square foot. Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Lessee's cost, such excess costs will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, as established by an independent licensed engineer. Lessee agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Lessee further agrees not to connect any apparatus or devise with wires, conduits or pipes, or the other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the prior written consent of Lessor. Should Lessee use the same to excess, the refusal on the part of Lessee to pay upon demand of Lessor the amount established by Lessor for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Lessor to the rights therein granted for such breach. At all times Lessee's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Lessee shall not install or use or permit the installation or use of any unusually high weight or high electrical consumption computer or electronic data processing equipment in the Premises without the prior written consent of Lessor.

4. Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee, and if to be kept clean by Lessee, no one other than persons approved by Lessor shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Lessee, at Lessee's expense, and to the satisfaction of Lessor, and by persons approved by Lessor. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

       Lessor reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Lessor desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service. It is expressly understood and agreed that any covenants, express or implied, for Lessor to furnish any service for the benefit of Lessee shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Lessor's reasonable control.

5. Lessee shall not use or install in the Premises any hear generating equipment, except as specifically authorized herein, or installed pursuant to the Work Letter Agreement, without Lessor's prior written consent. The inclusion of this restriction is to ensure that the HVAC system is adequate to service the Building and the various uses of tenants that occupy the Building.

                                     EXHIBIT E

                                  RIDERS TO LEASE

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation, (the "Lessee").

1.     RIGHT OF FIRST OFFER

       Provided Lessee has not been in default of any term or condition of the Lease, Lessee shall have the Right of First Offer to lease approximately 32,000 square feet of space located in Building 1, of Murray Business Center, (outlined on Exhibit F, Floor Plan of Right of First Offer Space) subject to any rights existing prior to the execution of this Lease. Lessee shall have the Right of First Offer for the term of the Lease. Prior to entering into negotiations on the space that Lessee has a Right of First Offer, Lessor shall provide Lessee with written notification specifying when the space shall be available for occupancy and the terms and conditions under which Lessor will lease the space. Lessee shall respond within five (5) business days of written notification by Lessor if Lessee wishes to lease the space. If Lessee shall not respond within five (5) business days, Lessee shall be deemed to have passed on the offer to lease the space. Should Lessee accept such offer to lease, Lessee shall enter into a Lease for the space.

2.     LESSEE IMPROVEMENT ALLOWANCE

       Lessor shall provide Lessee with a Lessee Improvement Allowance of up to $5.00 per square foot ($56,750.00) to improve the Premises. This Lessee Improvement Allowance shall be used by Lessee to recarpet, repaint and/or remodel the Premises. Such Lessee Improvements will be based upon a space plan mutually acceptable to Lessor and Lessee. Lessee Improvement costs to the Premises in excess of this Lessee Improvement Allowance will be at Lessee's sole cost and expense. All improvements to the Premises shall conform to the provisions of Exhibit G, Work Letter Agreement. In addition to this Lessee Improvement Allowance, Lessor shall be responsible for the cost of demolishing the Premises as provided in the Construction Drawings and providing American with Disabilities Act improvements to the Premises as reasonably required by the City of Beaverton, Oregon.

                                     EXHIBIT F

                      FLOOR PLAN OF RIGHT OF FIRST OFFER SPACE

To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Oregon corporation, (the "Lessee").

The Premises of approximately 32,000 Square Feet as outlined below. Lessee and Lessor acknowledge the approximate nature of this Square Foot Calculation.

                 [MURRAY BUSINESS CENTER - First Floor Plan Graphic]

                                     EXHIBIT G

                               WORK LETTER AGREEMENT


To Lease made on this 20 day of March , 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree Corporation, an Ohio corporation (the "Lessee").

1. Lessor shall, at its expense, at a total cost not to exceed Fifty-six Thousand Seven Hundred Fifty and No/100 Dollars ($56,750.00), complete the construction of the improvements to the Premises as described and delineated in a space plan mutually acceptable to Lessor and Lessee, as provided by Lessee. Lessee Improvement Costs to the Premises in excess of this Lessee Improvement Allowance of $56,750.00 shall be Lessee's responsibility. Lessor shall cause to be prepared final drawings ("Construction Drawings") for the Lessee Improvements that are consistent with and are logical evolutions of the space plans. As soon as such Construction Drawings are completed, Lessor shall deliver the same to Lessee for approval. Lessee shall promptly review and approve the Construction Drawings within two (2) days after the date of receipt thereof and shall initial two (2) copies of the Construction Drawings as indication of its approval thereof. Lessee's approval of the Construction Drawings shall constitute Lessor's authorization to complete the Lease Improvements in accordance with such Construction Drawings. If Lessee shall request any change in the Construction Drawings, Lessor shall promptly notify Lessee in writing of the additional costs of construction of the Lessee Improvements required by such change, and Lessee shall accompany its approval of the Construction Drawings with a check made payable to Lessor in the amount of the authorized excess costs. If Lessor does not receive written authorization, and Lessee's check for any additional costs incurred as a result of Lessee's request for changes in the Construction Drawings, within three (3) business days after the date of receipt of notice from Lessor of the additional cost of construction required by such change, then Lessor may, at its option, terminate the Lease by giving written notice of such termination to Lessee. If Lessor does not elect to terminate the Lease, Lessor shall not be obligated to commence work on the Premises, and Lessee shall be charged withany delay in completion of the Premises.

2. Lessee is responsible for the suitability of the design and function of the Lessee Improvements for Lessee's needs and business. Lessee shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property") to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall conform to the Building's wiring standards in installing any telephone and computer equipment and shall be subject to any and all rules of the site during construction of the Lessee Improvements.

3. If Lessee shall request any change, addition or alteration in the plans, the Building standards or the approved Construction Drawings, Lessor shall promptly give Lessee a written estimate of (a) the cost of engineering and design services to prepare a change order ("Change Order") in accordance with such request, (b) the cost of the work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within two (2) business days following Lessee's receipt of the foregoing written estimate, Lessee shall notify Lessor in writing whether it approves such written estimate. If Lessee approves such written estimate, Lessee shall accompany such approval with a good check made payable to Lessor in the amount of the estimated cost of preparing the Change Order and performing the work thereof, and the foregoing shall constitute
       Lessor's authorization to proceed. If such written authorization and check are not received by Lessor within such two (2) business days period, Lessor shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Lessor to Lessee, Lessee shall promptly pay any such additional amounts due Lessor.

4.     If the completion of the Lessee Improvements in the Premises is delayed
       (i) at the request of Lessee, (ii) by Lessee's failure to comply with the foregoing provisions, (iii) by changes in the work requested (whether or not Lessee authorizes Lessor to proceed therewith) or ordered by Lessee or by extra work ordered by Lessee, or (iv) because Lessee chooses to have additional work performed by Lessor (each, a "Lease Delay"), then Lessee shall be responsible for all costs and expenses occasioned by such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials, and there shall be no delay in the commencement of Lessee's obligation to pay rent if the completion of the Lessee Improvements is delayed as a result of the foregoing.

5. Lessee may, with Lessor's written consent, enter the Premises prior to the Commencement Date solely for the purpose of installing Lessee's Personal Property and equipment as long as such entry does not interfere with the orderly construction and completion of the Premises. Lessee shall notify Lessor of its desired time(s) of entry and shall submit for Lessor's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises or the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) for any nature whatsoever, together with reasonable attorney fees for counsel of Lessor's choice, arising out of or in connection with the installation of Lessee's Personal Property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage).

LESSOR:  COMMERCIAL REAL ESTATE COMPANY, L.L.C.


---------------------------
Larry R. Benaroya
Manager

LESSEE:  CHECKFREE CORPORATION
        ----------------------------------


       /s/  Robert E. Bowers
----------------------------------
CFO

                                     EXHIBIT H

                               SPACE PLAN OF PREMISES


To Lease made on this 20 day of March, 1996, between Commercial Real Estate Company, L.L.C., a Washington limited liability company (the "Lessor") and CheckFree, Inc., an Oregon corporation (the "Lessee").

The Premises of approximately 11,350 Square Feet is planned as follows:


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